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                                                                   EXHIBIT 10.10

                              COINSURANCE AGREEMENT

     This Coinsurance Agreement (this "Agreement") is by and between EquiTrust Life Insurance Company, a corporation organized under the laws of the State of lowa (hereinafter referred to as the "Reinsurer"), and American Equity Investment Life Insurance Company, a company organized under the laws of the State of lowa (hereinafter referred to as the "Company").

     The Company and the Reinsurer mutually agree to enter into a reinsurance transaction under the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance, except as set forth in the insolvency provisions of this Agreement, shall anyone other than the Company or the Reinsurer have any rights under this Agreement, and the Company shall be and shall remain the only party hereunder that is liable to any insured or beneficiary under the policy reinsured hereunder.

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

1.1 "ACCOUNTING PERIOD" means monthly with the period ending on the last day of each calendar month.

1.2 "ACCRUAL RATE" means the current prime rate as published in the Wall Street Journal applicable to the period that a payment is due plus 1.00%.

1.3 "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which national banking institutions are required or permitted by law or executive order to be closed.

1.4      "COMMISSION ALLOWANCE" shall have the meaning set forth in Schedule C.

1.5      "EFFECTIVE DATE" shall have the meaning set forth in Section 2.1.

1.6      "EXPENSE ALLOWANCE" shall have the meaning set forth in Schedule C.

1.7 "INCURRED CLAIMS" shall mean partial surrenders, full surrenders, death claims, and all other contractual benefits.

1.8      "INITIAL ACCRUAL RATE" means 7.30% per annum.

1.9 "INSURANCE TAXES AND CHARGES" means all insurance taxes (not including any federal, state or local tax measured by net income), Guaranty Fund assessments, and other insurance fees and charges related to the Reinsured Policies.

1.10 "POLICY" means any individual insurance policy described in Schedule A and all endorsements, riders, benefits, and amendments thereto.

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1.11     "PREMIUMS" means the gross considerations for the Policies reinsured hereunder.

1.12 "MONTHLY ACCOUNTING REPORT" means the report required to be prepared in accordance with Section 10.2 and Schedule B.

1.13 "MONTHLY ACCOUNTING PERIOD" means monthly with the period ending on the last day of each calendar month.

1.14 "QUOTA SHARE" means the percentage of risk assumed by the Reinsurer with respect to the different classes of Reinsured Policies, as set forth on Schedule A.

1.15     "REINSURANCE PREMIUM" shall have the meaning specified in Section 4.1.

1.16 "REINSURED POLICY" shall mean all Policies reinsured under this Agreement.

1.17 "RESERVES" means Exhibit 8, part B policy reserves as defined under statutory accounting principles.

1.18 "SETTLEMENT AMOUNT" means the net amount due and payable to either party with respect to any Accounting Period as set forth in Section 10.3.

1.19 "TERMINAL ACCOUNTING AND SETTLEMENT" as described in Section 12.1 means the final accounting and payment of any amount due either party upon the termination of this Agreement.

                                   ARTICLE II
                                    COVERAGE

2.1 COVERAGE. As of August 1, 2001, (the "Effective Date"), the Company agrees to cede to the Reinsurer, and the Reinsurer agrees to indemnify the Company for the Quota Share of the risks under the Policies as of the Effective Date. The liability of the Reinsurer with respect to its share of the risks under the Reinsured Policies including liability for Incurred Claims under the Reinsured Policies shall begin simultaneously with that of the Company, but not prior to the Effective Date.

2.2 CONDITIONS. The reinsurance hereunder is subject to the same limitations, terms and conditions as the applicable Reinsured Policy hereunder, except as otherwise provided in this Agreement.

2.3 EXCLUSIONS. This Agreement does not apply to any risks except those risks under the applicable Reinsured Policy hereunder.

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                                   ARTICLE III
                               GENERAL PROVISIONS

3.1      CONFIDENTIALITY.

In performing the obligations arising under this Agreement, Reinsurer may have access to and receive disclosure of certain information from Company which is confidential or proprietary (hereinafter "Confidential Information"). Confidential Information includes all information provided by Company to Reinsurer except (a) information which Reinsurer has confirmed is publicly known, so long as it is not publicly known through the acts or omissions of Reinsurer; or (b) information which is legally required to be disclosed by Reinsurer under a requirement of a governmental agency or a court of law having jurisdiction, but only if Reinsurer discloses only that information which, in the reasonable opinion of its counsel, is required to be disclosed. Reinsurer agrees that it will not disclose the Confidential Information to a third party other than to carry out the Reinsurer's obligations under this Agreement. Reinsurer further agrees not to appropriate any Confidential Information for its own use either during the course of or subsequent to termination of this Agreement. If Reinsurer discloses the Confidential Information to a third party in order to perform the obligations under this Agreement, the Reinsurer will disclose to the Company and will require the third party to agree to the confidentiality standards set forth in this paragraph. Company has the right, but not the obligation to audit the Confidential Information in the possession of Reinsurer to detect use of the Confidential Information which is in violation of this Coinsurance Agreement. Reinsurer's obligations with respect to the confidentiality and security of the Confidential Information shall survive termination of this Agreement. All Confidential Information in any medium and any copies thereof, shall be promptly returned to Company or destroyed at Company's option upon request of Company or upon termination of this Agreement.

Notwithstanding anything in this Section 3.1 to the contrary, Company agrees that Reinsurer may disclose to analysts, rating agencies and/or any other parties approved in advance by Company, information limited to (i) the existence this Agreement; (ii) the quota share amount and total dollar amount of reinsurance hereunder (premiums, benefits, and expenses); and (iii) the terms of the Reinsured Contracts, but specifically excluding contract specific data from the pricing models for the Reinsured Contracts, commission rates and/or the identities of any of Company's sales agents.

3.2 INSPECTION. Either party or its designated representative may upon advance notice of at least ten (10) business days inspect, at the offices of the Company or the Reinsurer, as the case may be, where such records are located, and conduct reasonable audits of, the papers and any and all other books or documents of the Company or the Reinsurer reasonably relating to the Reinsured Policy and the administrative responsibilities hereunder, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company or the Reinsurer, as the case may be, seeks performance by the other party pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to the reinsurance provided under this Agreement and shall not be disclosed to any person without the express permission of the other party, except to the extent that disclosure is required by law. Each party will bear its own out of pocket costs in conducting investigations under this Section. Each

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         party's rights under this Section 3.2 shall survive termination of this
         Agreement until all reinsured policies have expired by their terms.

3.3 MISUNDERSTANDINGS AND OVERSIGHTS. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding, accident, or oversight, the Company and the Reinsurer shall adjust the situation to what it would have been had the misunderstanding, accident or oversight not occurred. The party first discovering such misunderstanding, accident or oversight, or act resulting from the misunderstanding or oversight, shall notify the other party in writing promptly upon discovery thereof and the parties shall act to correct such misunderstanding or oversight promptly upon receipt of such notice. However, this Section 3.3 shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

3.4 MISSTATEMENT. In the event that the liability provided by a Reinsured Policy is increased or decreased because of a misstatement of fact, the reinsurance hereunder shall increase or decrease proportionate to the Quota Share thereunder.

3.5 POLICY CHANGES. The Company and the Reinsurer shall share, based upon the applicable Quota Share, in any increase or decrease in the Company's liability that results from any change in the terms or conditions of any Reinsured Policy arising from the insured's addition or deletion of riders.

3.6      COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS.

         (a) AGREEMENTS TO BE CONSTRUED IN ACCORDANCE WITH EXISTING LAW. It is the intention of the parties that this Agreement and related documents shall comply with all applicable federal and state laws and regulations in such a way that a Reinsured Policy remains reinsured on the quota share reinsurance plan.

         (b) AMENDMENT UPON FAILURE TO COMPLY. In the event that it is determined by a regulatory authority, or by either party upon the advice of regulatory authorities that this Agreement or related documents fail to conform to the requirements of existing applicable laws and regulations, the parties shall exercise reasonable efforts to reach an agreement to amend the Agreement or related documents so as to return the parties to the economic position that they would have been in had no such change occurred, or so that both parties share proportionately in the economic detriment of such change. If the parties are unable to reach an agreement to amend the Agreement or related documents, then the party adversely affected by the change shall have the right to bring its dispute to arbitration in accordance with the provisions of Article XIV, but in no event will this Agreement terminate prior to resolution of the dispute in arbitration.

         (c) STANDARD OF CARE - The Reinsurer agrees to perform the duties set forth herein in a manner consistent with general life insurance and with a standard of care equal to the standards it uses on similar policies that it directly writes and in accordance with applicable laws and regulations. The Reinsurer shall maintain all licenses, obtain all

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              regulatory approvals and comply with all regulatory requirements necessary to perform its obligations contemplated under this Agreement.

3.7 SETOFF AND RECOUPMENT. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Company or the Reinsurer with respect to this Agreement, are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

3.8 PAYMENTS. All payments made pursuant to this Agreement shall be made in immediately available U.S. funds.

                                   ARTICLE IV
                            PAYMENTS TO THE REINSURER

4.1 REINSURANCE PREMIUMS. The Company will pay the Quota Share of premium on Reinsured Policies as shown on Schedule A.

4.2 OPTION SETTLEMENTS. The Company will pay the Quota Share portion of the option settlements related to the equity indexed Reinsured Policies

                                    ARTICLE V
                             PAYMENTS TO THE COMPANY

5.1 POLICY BENEFITS. The Reinsurer shall pay its Quota Share of all policy benefits including death benefits, withdrawals, surrenders, and annuitizations.

5.2 COMMISSION AND EXPENSE ALLOWANCES. The Reinsurer shall pay its Quota Share of all Commission and Expense Allowances as shown in Schedule C.

5.3 OPTION COST. The Reinsurer shall pay its Quota Share of the actual direct cost of options for options purchased to match the risk of the equity indexed Reinsured Policies.

                                   ARTICLE VI
                                    RESERVES

6.1 RESERVES. The Reinsurer shall establish and maintain appropriate Reserves with respect to the Reinsured Policies and shall hold their quota share of Reserves hereunder.

                                   ARTICLE VII
                           ACCOUNT PAYABLE/RECEIVABLE

7.1 ACCOUNT PAYABLE/RECEIVABLE. The Reinsurer will set up an Account Receivable equal to its Quota Share percentage of the fair value of the option assets backing the equity

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         indexed Reinsured Policies. The Company will set up an Account Payable in the same amount.

                                  ARTICLE VIII
                     CREDITED RATES/NON-GUARANTEED ELEMENTS

8.1 CREDITED RATES/NON-GUARANTEED ELEMENTS. The Company shall be responsible for determining Credited Rates and Non-Guaranteed Elements for the Reinsured Policies. In the event the Company is out of compliance with the spread covenants in their restated and amended credit agreement dated as of April 7, 2000 by and among the Company and US Bank and if the Company is not back in compliance within a sixty
         (60) day period, then the Reinsurer shall have the right to propose credited interest rates and all other non-guaranteed elements of the reinsured policies to the Company for approval. Approval shall not be unreasonably withheld by the Company.

                                   ARTICLE IX
                                 ADMINISTRATION

9.1 POLICY ADMINISTRATION. The Company shall perform all administration of the Reinsured Policies. This includes purchasing options that are designed to match the risk of the equity indexed Reinsured Policies.

9.2 RECORD KEEPING. Reinsurer shall maintain all records and correspondence for services performed by Reinsurer hereunder relating to the Reinsured Policies in accordance with industry standards of insurance record keeping. In addition, the records shall be made available for examination, audit, and inspection by any State Insurance Department within whose jurisdiction the Reinsurer or the Company operates. The Reinsurer and Company further agree that in the event of the termination of this Agreement, any such records in the possession of the Reinsurer shall promptly be duplicated and forwarded to the Company unless otherwise instructed.

9.3      INDEMNIFICATION AND CONTROL OF DEFENSE.

         (a) The Reinsurer shall have no duty or obligation to defend against any legal action or proceeding brought against the Company. The Reinsurer shall fully cooperate with the Company's efforts to defend such legal action or proceedings and will make available to the Company and its counsel such evidence relevant to such actions or proceedings as the Reinsurer may have as a result of performing its obligations under this Agreement.

         (b) The Reinsurer shall not be liable to the Company for actions within the scope of the Reinsurer's actual authority in performing its obligations to the Company under this Agreement when such performance is in accordance with the standard expressed in
              Section 3.6(c) "Standard of Care."

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         (c)  The Company shall indemnify and hold harmless and defend the
              Reinsurer against any costs (including reasonable attorney's fees) or expenses, damages or judgments whatsoever which the Reinsurer may suffer as a result of the Reinsurer being named as a party defendant in any suit instituted by any persons to whom a Policy has been issued, or by any beneficiary, heir, legatee, or personal representative of such policyholder, where the Reinsurer's actions relevant to the suit are within the scope of the Reinsurer's actual authority in performing its obligations to the Company under this Agreement and were performed in accordance with the standard expressed in Section 3.6(c) "Standard of Care."

         (d) The Reinsurer shall indemnify and hold harmless and defend the Company against any costs (including reasonable attorney's fees) or expenses, damages or judgments whatsoever which the Company may suffer as a result of the Company being named as a party defendant in any suit instituted by any persons to whom a Policy has been issued, or by any beneficiary, heir, legatee, or personal representative of such policyholder, where the Reinsurer's actions relevant to the suit are within its obligations to the Company under this Agreement and were not performed in accordance with the standard expressed in Section 3.6(c) "Standard of Care."

         (e)  Any party entitled to indemnification under this Agreement shall
              (1) give prompt notice to the party from whom indemnification is sought of any claim with respect to which it seeks indemnification; (2) permit such indemnifying party to assume and control defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such separate counsel shall be paid by the person employing separate counsel unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such party. No indemnifying party shall be subject to any liability for any settlement made without its consent except where the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to the indemnified party. An indemnifying party who elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel at any one time for all parties indemnified by such indemnifying party with respect to such claim, which counsel shall be designated in writing by the indemnified party and shall be reasonably acceptable to the indemnifying party.

                                    ARTICLE X
                            ACCOUNTING AND SETTLEMENT

10.1 INSURANCE ACCOUNTING. The Company shall maintain separate books of account with respect to any Reinsured Policy, setting forth the data required in Schedule B.

10.2 MONTHLY ACCOUNTING REPORTS. Within ten (10) Business Days following the end of each Accounting Period, the Company shall supply the Reinsurer with a Monthly Accounting Report with the information as shown in Part I of Schedule B. On a quarterly basis

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         following the end of each calendar quarter the Company will include the information shown in Part II of Schedule B within fifteen (15) calendar days after the end of the calendar quarter and Schedule D within twenty one (21) calendar days after the end of the calendar quarter.

10.3 SETTLEMENTS. On a weekly basis the Company will determine an estimated Settlement Amount in accordance with Schedule B, accumulated with interest at the Accrual Rate. If the accumulated tentative settlement amount is positive, the Company will pay that amount to the Reinsurer. If the accumulated tentative Settlement Amount is negative, the Reinsurer will pay that amount to the Company. On a monthly basis the Reinsurer or the Company, as the case may be, shall pay any amount due, as adjusted by the accumulated tentative settlement amounts, to the other party within ten (10) Business Days of the receipt or submission of the Monthly Accounting Report.

10.4 ACCUMULATION OF SETTLEMENT AMOUNT. The Settlement Amount shall be accumulated with interest at the Accrual Rate from date each portion of the Settlement Amount is incurred to the date the Settlement Amount is due. If the Settlement is not paid by the due date, interest shall continue to accumulate at the Accrual Rate until such time that the Settlement Amount is paid. The Settlement Amount will be adjusted by the accumulated tentative settlement amounts.

10.5 RECONCILIATION. Each party shall have the right to review all individual components of transactions reflected in the Monthly Accounting Reports, and to request adjustments, as appropriate. Any amount due either party in connection with such adjustment shall be paid within ten (10) Business Days of the receipt of notice that additional amounts are due.

10.6 INTEREST PAYMENTS. Payment due to either the Reinsurer or the Company shall accrue interest at the Accrual Rate.

                                   ARTICLE XI
                              TERM AND TERMINATION

11.1 DURATION. Except as otherwise provided herein, this Agreement will be effective for so long as any Reinsured Policy is in effect.

11.2 REINSURER'S LIABILITY. The liability of the Reinsurer with respect to the Reinsured Policy shall terminate on the date the liability of the Company on such Reinsured Policy is terminated.

11.3     TERMINATION. Should either party to this Agreement at any time:

         (a)  become insolvent;
         (b)  file a petition in bankruptcy;
         (c)  go into liquidation or rehabilitation;
         (d)  have a receiver appointed; or
         (e) have its Company Action Level Risk Based Capital ratio as defined by the National Association of Insurance Commissioners (NAIC) drop below 100%,

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         then in such event the other party shall have the right to terminate this Agreement immediately upon notice to the other party.

11.4 TERMINATION DUE TO NONPAYMENT. Either party may terminate this Agreement if the other party fails to pay, when due, any amounts due under this Agreement provided that the delinquent party has been given at least twenty (20) Business Days advance written notice of its intent to terminate for that reason. Either party may avoid termination pursuant to this Section 11.4 by paying all amounts that are delinquent and then due on or before the date upon which the Agreement would have terminated in accordance with the notice from the other party. The other party shall provide written notice to the curing party that the default has been adequately cured.

11.5 TERMINATION FOR MATERIAL BREACH. In addition to all other rights and remedies, either party may terminate this Agreement by providing the other party with a minimum of thirty (30) days prior written notice in the event the other party commits a material breach of any provision of the Agreement. Said notice must specify the nature of said material breach. The breaching party shall have twenty (20) Business days from the date of the breaching party's receipt of the foregoing notice to cure said material breach to the reasonable satisfaction of the non-breaching party. If the breach is cured, the other party shall provide written notice to the curing party that the breach has been adequately cured. In the event the breaching party fails to cure the material breach within said twenty (20) Business day period, then at the option of the non-breaching party and upon notice, this Agreement will terminate upon expiration of the thirty (30) day notice period. Notwithstanding the foregoing, the parties shall cooperate with each other to effect a cure of any breach of the terms of this Agreement.

11.6 TERMINATION BY REINSURER. The Reinsurer has the right to terminate this agreement with respect to new business at any time by giving sixty (60) days notice to the Company.

11.7 TERMINATION BY THE COMPANY. The Company has the right to recapture this business after a period of 10 years. If the Company exercises its right to recapture the business, the Company will pay a recapture fee to the Reinsurer equal to the unamortized Commission and Expense Allowance with the amortization period of the Commission and Expense Allowance corresponding to the surrender charge period of each policy form

                                   ARTICLE XII
                     PAYMENTS UPON TERMINATION OF AGREEMENT

12.1     PAYMENTS ON TERMINATION.

         (a) In the event that this Agreement shall be terminated under Sections 11.3, 11.4 or 11.5 a net accounting and settlement as to any balance due under this Agreement shall be undertaken by the parties to this Agreement (the "Terminal Accounting and Settlement"), which calculations shall be performed as of the day that is 90 days from the date that the liability of the Reinsurer shall have finally terminated (the "Terminal Accounting Date"). The Terminal Accounting Date will be 120 days after the date of termination.

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         (b)  As of the Terminal Accounting Date, the Company shall supply the
              Reinsurer with a final Schedule B and the Settlement Amount will be paid as due pursuant to Section 10.3.

         (c) In addition to the final Settlement Amount payment, the Company shall pay to the Reinsurer the Reinsurer's quota share portion of the unamortized portion of the Commission and Expense Allowance with the amortization period of the Commission and Expense Allowance corresponding to the surrender charge period of each policy form. The Reinsurer shall pay to the Company its quota share portion of the account values or the Reinsured Policies.

         (d) Any payment required under the Terminal Accounting and Settlement by the Company shall be paid by the Company no later than thirty
              (30) days after the Terminal Accounting Date. Payments made after such time shall be deemed to be a delayed payment within the meaning of Section 11.6, and shall accrue interest accordingly. In the event that the calculation for the payment required under the Terminal Accounting and Settlement cannot be accurately calculated by such date, then an estimate shall be paid, with a supplemental accounting being made when the accurate information shall become available.

12.2 SUPPLEMENTAL ACCOUNTING. In the event that, subsequent to the Terminal Accounting and Settlement an adjustment is made with respect to any amount taken into account in the Terminal Accounting and Settlement, a supplemental accounting shall be made. Any net amount owed to the Reinsurer or the Company by reason of such supplemental accounting, plus any interest due accumulated at the Accrual Rate to the date of payment, shall be paid promptly upon the completion of such supplemental accounting.

                                  ARTICLE XIII
                                   INSOLVENCY

13.1 PAYMENTS. In the event of the insolvency of the Company, payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under Reinsured Policies without diminution because of the insolvency of the Company.

13.2 EXECUTORY CONTRACT. It is expressly understood that this Agreement is an executory contract as long as both parties are required to perform under this Agreement. On the insolvency of either party, if this Agreement is not confirmed by the insolvent party and given status as an "Administrative Expense", then the other party may terminate for nonperformance without additional payment other than those required under Section 12.1.

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                                   ARTICLE XIV
                               DISPUTE RESOLUTION

14.1 DISPUTE RESOLUTION. If a dispute, controversy, or claim arises out of or relates to this Agreement, its termination or non-renewal, or the alleged breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules, before resorting to arbitration. If the matter has not been resolved pursuant to mediation within thirty (30) days of the commencement of such mediation (which period may be extended by mutual agreement in writing), then any unresolved dispute, controversy, or claim arising out of or relating to this Agreement, its termination or non-renewal, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by a sole arbitrator or, at the election of either party, before a panel of three arbitrators. Selection of the arbitrator(s) shall be in accordance with the Commercial Arbitration Rules of the AAA. The arbitrator(s) shall allow each party to conduct limited relevant discovery. The arbitrator(s) shall have no authority to award punitive damages or any damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement and applicable state and federal laws. All fees and expenses of arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of the arbitration matter. Any such arbitration shall be conducted in West Des Moines, Iowa.

                                   ARTICLE XV
                                     DAC TAX

    The parties hereto agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 2001 and for all subsequent taxable years for which this Agreement remains in effect.

15.1 The term "party" will refer to either contracting company as appropriate.

15.2     The terms used in this Article are defined by reference to Regulation
         Section 1 848-2 in effect December 1992.

15.3 The party with the net positive consideration for the Coinsurance Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the Coinsurance Agreement without regard to the general deductions limitation of Section 848(c)(1).

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15.4     Both parties agree to exchange information pertaining to the amount of net consideration under the Coinsurance Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

15.5 The Company will submit a schedule to the Reinsurer by May 1 of each year of the calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by one of the Company's officers stating that the Company will report such net consideration in its tax return for the preceding calendar year.

15.6 The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 30 days of receipt of the calculation. If the Reinsurer does not notify the Company, the Reinsurer will report the net consideration determined by the Company in its tax return for the previous calendar year.

15.7 If the calculation of the net consideration is contested, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date that the Company receives the Reinsurer's alternative calculation. If the parties reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year. If the parties are unable to reach an agreement on the amount of the net consideration, then the dispute will be resolved pursuant to Article XIV of this Agreement.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

16.1 HEADINGS AND SCHEDULES. Headings used herein are not a part of this Agreement or related documents and shall not affect the terms hereof. The attached Schedules A, B, C, and D are a part of this Agreement.

16.2 NOTICES. All notices and communications hereunder shall be in writing and shall become effective when received. Any written notice shall be sent by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications under this Agreement shall be addressed as follows:

              If to the Company:

              American Equity Investment Life Insurance Company
              5000 Westown Parkway, Suite 300
              West Des Moines, IA 50266
              Attention:

              If to the Reinsurer:

              EquiTrust Life Insurance Company
              5400 University Ave
              West Des Moines IA 50266
              Attention:

16.3 SUCCESSORS AND ASSIGNS. This Agreement and related documents cannot be assigned by either party without the prior written consent of the other. The provisions of this Agreement and related documents shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successor and assigns as permitted herein.

16.4 EXECUTION IN COUNTERPARTS. This Agreement and related documents may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

16.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to the subject matter hereof. Any amendment or modification of this Agreement will not be effective unless made in writing and signed by the parties hereto.

16.6 REGULATORY APPROVAL OF AMENDMENTS. When and if, under insurance, public health or other applicable laws or regulations, the approval of any amendment to this Agreement or related documents by one or more federal, state or local regulatory authorities is required, the amendment shall not take effect unless and until all such necessary approvals have been received by the Company.

16.7 GOVERNING LAW. This Agreement and related documents shall be governed by and construed in accordance with the laws of the State of lowa.

16.8 WAIVERS AND REMEDIES. The waiver by any of the parties of any other party's prompt and complete performance or breach or violation, of any provisions of this Agreement and related documents shall not operate or be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which it may possess hereunder shall not operate or be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

16.9 SEVERABILITY. In the event any section or provision of this Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative.

EQUITRUST                                         AMERICAN EQUITY INVESTMENT
LIFE INSURANCE CO.                                LIFE INSURANCE COMPANY

By: /s/ William J. Oddy                           By: /s/ D.J. Noble
    -------------------                               --------------

Name: William J. Oddy                             Name: D.J. Noble

Title: CEO                                        Title: Chairman

Date: December 18, 2001                           Date: December 19, 2001

                                   SCHEDULE A

                          CONTRACTS AND RISKS REINSURED

Company agrees to cede to the Reinsurer, and the Reinsurer agrees to accept from the Company, the Quota Share reinsurance participation for the risks as scheduled below that are not currently reinsured under another agreement:

PERIOD OF POLICY ISSUE                          QUOTA SHARE
August 1, 2001 through December 31, 2001         70%
2002                                             40%
2003                                             40%

REINSURED CONTRACTS

FPDA- 1(3%)
FPDA-2
FPDA-3
FPDA-4
FPDA-5
FPDA-6
I-2000
I-2001
INDEX
INDEX-12
INDEX-13
INDEX-15
INDEX-16
INDEX-17
INDEX-18
INDEX-19
INDEX-5
INDEX-6
INDEX-8
INDEXP3
SUPER-7
SPDA-2
SPDA-5

State variations of the listed products are included under this agreement

Effective date of this Schedule: August 1, 2001

                                   SCHEDULE B

                                     Part I

                            MONTHLY ACCOUNTING REPORT

             (For qualified and non-qualified business, separately)
            (All amounts are net of reinsurance to other reinsurers)

I.       PREMIUM
                                                              ------------------

II.      OPTION SETTLEMENTS
                                                              ------------------

III.     CLAIMS
                                                              ------------------

IV.      COMMISSION ALLOWANCE
                                                              ------------------

V.       ACQUISITION EXPENSE ALLOWANCE
                                                              ------------------

VI.      MAINTENANCE EXPENSE ALLOWANCE
                                                              ------------------

VII.     OPTION COSTS
                                                              ------------------

VIII.    Net (I + II - III - IV - V - VI - VII)
                                                              ------------------

IX.      Reinsured%
                                                              ------------------

X.       Settlement Amount
         (VIII times IX)                                      ------------------

XI.      Accumulated Settlement Amount
                                                              ------------------

                                     Part II
                        Quarterly Accounting Information

RESERVES - END OF PERIOD

Account Value
                                                              ------------------

Reserves
                                                              ------------------

ACCOUNT PAYABLE
                                                              ------------------

AMORTIZATION OF OPTION COST
                                                              ------------------

                                   SCHEDULE C

             COMMISSION AND EXPENSE ALLOWANCE FOR REINSURED POLICIES

The Reinsurer will grant to the Company the quota share percentage of the following commission and expense allowances on the business reinsured:

ANNUAL PER POLICY EXPENSE ALLOWANCES
Acquisition Expense                     $  125
Maintenance Expense                     $   50

The Maintenance Expense Allowance will be calculated on a monthly basis as follows:

         (C/12) * (A + B)/2  where

         A is the number of policies inforce as of the beginning of each month, and
         B is the number of policies inforce as of the end of the each month, and
         C is the annual per policy expense allowance.

The Acquisition Expense Allowance shall be adjusted from time to time to reflect the per policy expense deferrable under Generally Accepted Accounting Principles.

COMMISSION EXPENSE ALLOWANCES

The commission expense allowance shall be an amount as determined by the Company based upon their published commission schedules and shall be the Quota Share portion of commissions actually paid.

                                   SCHEDULE D

                             GAAP ACCOUNTING REPORT

            (All amounts are net of reinsurance to other reinsurers)

                                                                EIA                  Traditional
I.       BEGINNING GAAP RESERVE
                                                              ------------------     -------------------

II.      LESS: BEGINNING OF PERIOD                                                   Not Applicable
                                                              ------------------
            accumulated interest credits
            + embedded derivative - current year option
            + embedded derivative - forward starting option

III.     BEGINNING ACCOUNT VALUE HOST CONTRACT (I - II)
                                                              ------------------     -------------------

IV.      PREMIUMS
                                                              ------------------     -------------------

V.       INTEREST CREDITED
                                                              ------------------     -------------------

VI.      BONUS INTEREST CREDITED
                                                              ------------------     -------------------

VII.     BENEFITS
                                                              ------------------     -------------------

VIII.    SURRENDER CHARGES
                                                              ------------------     -------------------

IX.      PORTION OF PREMIUMS AND BENEFITS
         RELATING TO EMBEDDED DERIVATIVES AND/OR
         ACCUMULATED INDEX CREDITS                                                   Not Applicable
                                                              ------------------

X.       ENDING ACCOUNT VALUE HOST CONTRACT
         (III + IV + V+ VI- VII - VIII- IX)
                                                              ------------------     -------------------

XI.      ADD: END OF PERIOD                                                          Not Applicable
                                                              ------------------
         accumulated interest credits
          + embedded derivative - current year option
          + embedded derivative - forward starting option

XII.     ENDING GAAP RESERVE (X + XI)
                                                              ------------------     -------------------

RESERVES - END OF PERIOD (BY ISSUE YEAR)
                                                              ------------------     -------------------

POLICY COUNT - END OF PERIOD (BY ISSUE YEAR)
                                                              ------------------     -------------------

                    FIRST AMENDMENT TO COINSURANCE AGREEMENT

     This First Amendment to the Coinsurance Agreement ("First Amendment") is made and entered into by and between EquiTrust Life Insurance Company ("Reinsurer") and American Equity Investment Life Insurance Company ("Company") and shall be effective August 1, 2001.

     WHEREAS, the Reinsurer and Company wish to amend the Coinsurance Agreement entered into between the parties with an effective date of August 1, 2001 (the "Coinsurance Agreement").

     NOW, THEREFORE, the Coinsurance Agreement is hereby amended by adding the following definitions to Article I:

     ESTIMATED PAYMENT means the amount paid by the Company to the Reinsurer as an estimate of the Settlement Amount as specified in Section 10.3.

     NET SETTLEMENT AMOUNT means the Settlement Amount as determined by Schedule B less the estimated Settlement Amount paid by the Company to the Reinsurer.

     NOW, THEREFORE, the Coinsurance Agreement is hereby further amended by deleting Section 10.3 and replacing it with the following:

     SETTLEMENTS. At the beginning of each month the Company shall make an estimate of the Settlement Amount in accordance with Schedule B and, if positive, shall remit that amount to the Reinsurer by the 3rd Business Day of the month. On a monthly basis the Reinsurer or the Company, as the case may be, shall pay the Net Settlement Amount, to the other party within ten (10) Business Days of the receipt or submission of the Monthly Accounting Report.

     NOW, THEREFORE, the Coinsurance Agreement is hereby further amended by deleting Section 10.4 and replacing it with the following:

     ACCUMULATION OF NET SETTLEMENT. If the Net Settlement is not paid by the due date, interest shall accumulate at the Accrual Rate from the due date of the payment until such time that the Net Settlement is paid. If the Estimated Payment is not within 25% of the Settlement Amount, the Net Settlement Amount shall be accumulated from the middle of the accounting period to the due date at the Accrual Rate.

     NOW, THEREFORE, the Coinsurance Agreement is hereby further amended by deleting Section 12.1 (c) and replacing it with the following:

     In addition to the final Settlement Amount, the Reinsurer shall pay to the Company its quota share portion of the account values of the Reinsured Policies.

     NOW, THEREFORE, the Coinsurance Agreement is hereby further amended by deleting Schedule B and replacing it with the following:

                                   SCHEDULE B

                                     Part I

                            MONTHLY ACCOUNTING REPORT

             (For qualified and non-qualified business, separately)
            (All amounts are net of reinsurance to other reinsurers)

XII.     PREMIUM
                                                              ------------------

XIII.    OPTION SETTLEMENTS
                                                              ------------------

XIV.     CLAIMS
                                                              ------------------

XV.      COMMISSION ALLOWANCE
                                                              ------------------

XVI.     ACQUISITION EXPENSE ALLOWANCE
                                                              ------------------

XVII.    MAINTENANCE EXPENSE ALLOWANCE
                                                              ------------------

XVIII.   OPTION COSTS
                                                              ------------------

XIX.     Net (I + II - III - IV - V - VI - VII)
                                                              ------------------

XX.      Reinsured %
                                                              ------------------

XXI.     Settlement Amount
         (VIII times IX)                                      ------------------

XXII.    Estimated Payment
                                                              ------------------

XXIII.   Net Settlement Amount (X - XI)
                                                              ------------------

                                     Part II
                        Quarterly Accounting Information

RESERVES - END OF PERIOD

Account Value
                                                              ------------------

Reserves
                                                              ------------------

ACCOUNT PAYABLE
                                                              ------------------

AMORTIZATION OF OPTION COST
                                                              ------------------

     IN WITNESS WHEREOF, the parties have executed this First Amendment effective August 1, 2001.

EQUITRUST                                         AMERICAN EQUITY INVESTMENT
LIFE INSURANCE COMPANY                            LIFE INSURANCE COMPANY

By:/s/ William J. Oddy                            By: /s/ D.J. Noble
   -------------------                                --------------

Name: William J. Oddy                             Name: D.J. Noble

Title: CEO                                        Title: Chairman

Date: February 18, 2002                           Date: February 26, 2002